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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 WHX CORPORATION

                             AS OF JANUARY 26, 1998

              Incorporated under the Laws of the State of Delaware


                                    ARTICLE I

                               OFFICES AND RECORDS

      SECTION 1.1 Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware.

      SECTION 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

      SECTION 1.3 Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

      SECTION 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the last Friday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at 10:00 A.M., local time, at the principal executive offices of the Corporation, or at such other date, place and/or time as may be fixed by resolution of the Board of Directors adopted at least ten (10) days prior to the date so fixed for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

      SECTION 2.2 Special Meeting. Subject to the rights of the holders of any class of Preferred Stock, special meetings of the stockholders may be called by the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a
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majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board") and shall be called by the Secretary at the request of the holders of a majority of the voting power of all of the then outstanding shares of the Voting Stock (as defined in Article FOURTH of the Certificate of Incorporation), voting together as a single class.

      SECTION 2.3 Place of Meeting. The Board of Directors may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors. If no designation is made by the Board of Directors, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

      SECTION 2.4 Notices of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail the postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present, of if notice is waived by those not present.

      SECTION 2.5 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      SECTION 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his


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representative at or before the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless the proxy shall otherwise provide.

      SECTION 2.7 Judge(s) of Election. The Board of Directors shall, in advance of each meeting of stockholders, elect up to three (3) judges, but no less than one (1) judge, of election to serve with respect to such meeting of stockholders, and if any judge so elected shall refuse to serve or shall not be present at such stockholders' meeting, he shall be replaced by the Board of Directors in advance of such meeting or by the Chairman of such meeting in advance of any voting at such meeting. All voting at stockholders' meetings shall be conducted solely under the direction of the judges, and the decision of a majority of the judges as to the outcome of all voting at such meetings shall be binding upon the Corporation and its stockholders in the absence of actual fraud in the decision of a majority of the judges. Any competent person over the age of twenty-one (21) may be appointed as a judge of election, other than any director or candidate for the office of director.

      SECTION 2.8 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, except as otherwise set forth in any Preferred Stock Designation (as defined in Article FOURTH of the Certificate of Incorporation) with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation, the By-Laws of the Corporation or resolution adopted by the Whole Board, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

      SECTION 2.9 Action By Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the Certificate of Incorporation authorizes the action to be taken with the written consent of the holders of less than all of the Voting Stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the total number of votes as may be authorized in the Certificate of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the total required by statute for the proposed corporate action, and provided that


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prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

      SECTION 2.10 Alien Stockholders. Except as otherwise provided by law, not more than twenty-five percent, or such other amount as provided under the Communications Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (the "Act"), of the aggregate number of shares of capital stock of the Corporation outstanding in any class or series of the Corporation shall at any time be held or voted by or for the account of any Alien (as defined in Article TWELFTH of the Certificate of Incorporation). The Board of Directors may make such rules and regulations as it shall deem necessary or appropriate to enforce or waive the foregoing provisions of this Section 2.10.

      SECTION 2.11 Ineligible Investors. No Ineligible Investor shall acquire or continue to hold or have the right to vote Common Stock. As used herein the term "Ineligible Investor" shall mean any person whose ownership or right to vote Common Stock would constitute a violation of the Act, or would be likely to prevent the Corporation from making any intended acquisition or undertaking any intended activity, in the opinion of counsel to the Corporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

      SECTION 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. Subsequent to the election by the incorporator of the initial Board of Directors, directors shall be elected at each annual meeting of stockholders by a plurality of votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section C and Section D of Article SIXTH of the Certificate of Incorporation.


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      SECTION 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

      SECTION 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

      SECTION 3.5 Notice. Notice of any special meeting shall be given to each director at his business or residence in writing, by telegram, by facsimile or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram or facsimile, such notice shall be deemed adequately delivered when such notice is sent at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Article VII, Section 7.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

      SECTION 3.6 Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

      SECTION 3.7 Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause (other than a vacancy resulting from removal by the stockholders which shall be filled by the stockholders), and newly created directorships resulting from any increase in the authorized number of directors may be


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filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

      SECTION 3.8 Executive Committee. The Board of Directors may establish at such times as it shall determine, including immediately following each annual meeting of stockholders or a special meeting of the same held for the election of a majority of directors, shall meet and shall appoint from its number by a majority vote of the Whole Board an Executive Committee of such number of members as from time to time may be selected by the Board, to serve until the next annual or special meeting at which a class of directors is elected or until the respective successor of each is duly appointed. The Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. The Board shall have the power at any time to change the membership of said Committee, to fill vacancies in it, to make rules for the conduct of its business, or to dissolve it.

      SECTION 3.9 Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

      SECTION 3.10 Chairman of the Board. The Board of Directors shall elect a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board or such officer as he shall designate shall have responsibility for overseeing the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the President (if any) is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the


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Board of Directors. He shall see that all orders and resolutions of the Board of
Directors and of any committee thereof are carried into effect.

      SECTION 3.11 Vice-Chairman of the Board. The Board of Directors may elect a Vice-Chairman of the Board. The Vice-Chairman of the Board (if any) shall have such powers and duties as the Board of Directors may determine. If the Chairman of the Board is absent or unable to act, the Vice-Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and the stockholders. In the event of the death or incapacity of the Chairman of the Board, the Vice-Chairman of the Board shall assume all powers and responsibilities held by the Chairman of the Board until such time as the Board of Directors shall elect a new Chairman of the Board.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 4.1 Elected Officers. The elected officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Executive Officer, a Chief Operating Officer, and Vice-Presidents) as the Board of Directors from time to time may deem proper. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any Committee thereof.

      SECTION 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Whole Board.

      SECTION 4.3 President. The President (if one shall have been chosen by the Board of Directors) shall act in a general executive capacity and shall oversee the general management of and assist the Chairman of the Board in the operations of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings


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of stockholders and of the Board of Directors. The President may sign with the
Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors. In the event of the death, inability or refusal to act of the President, the Board of Directors shall promptly meet for the purpose of electing his successor.

      SECTION 4.4 Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

      SECTION 4.5 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

      SECTION 5.1 Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

      The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


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      SECTION 5.2 Legend. Every certificate of stock shall have a restriction noted conspicuously on the certificate and shall set forth on either the face or back of the certificate a legend informing the holder of the certificate that the shares of stock represented by the certificate shall not be transferred to any Alien if, as a result of such transfer, in excess of twenty-five percent (25%) of the total number of outstanding shares of capital stock of the Corporation, or such other amount as provided under the Act, would be held by Aliens.

      SECTION 5.3 Record of Alien and Ineligible Investor Ownership. The Board of Directors may make such additional rules and regulations as it shall deem necessary or appropriate so that accurate records may be kept of the shares of stock of the Corporation owned of record and/or voted by or for the account of Aliens and/or Ineligible Investors.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      SECTION 6.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year, or shall begin and end on such other days as shall be fixed by resolution of the Board of Directors.

      SECTION 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

      SECTION 6.3 Seal. The corporate seal may bear in the center the emblem of some object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "WP Corporation - Delaware 1994."

      SECTION 6.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice of such meeting.

      SECTION 6.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant


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selected by the Board of Directors, and it shall be the duty of the Board of
Directors to cause such audit to be made annually.

      SECTION 6.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

      SECTION 6.7 Indemnification of Directors, Officers, Employees and Agents. The Corporation shall provide indemnification as set forth in Article NINTH of the Certificate of Incorporation.

                                   ARTICLE VII

                                   AMENDMENTS

      SECTION 7.1 Amendments. These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.


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